SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Grants

On February 16, 2011, Sigma-Aldrich Corporation (the “Company”) awarded restricted stock units (“RSU”) to the following named executive officers, effective as of February 16, 2011:

•	Franklin D. Wicks, President Research – 6,000 RSUs; and

•	Gilles A. Cottier, President SAFC – 5,500 RSUs.

The awards of RSUs were made pursuant to the Company’s 2003 Long-Term Incentive Plan, as amended (the “LTIP”), listed as Exhibit 10(b) hereto and incorporated by reference herein, and the Restricted Stock Unit Agreement (the “RSU Agreement”), a form of which is filed herewith as Exhibit 10(a). Pursuant to the RSU Agreement, RSU awards are subject to the following terms:

•

Each RSU represents the right to receive one share of the common stock of the Company, par value $1.00, to be issued and delivered at the end of the applicable vesting period, unless, before the vesting date (February 1, 2013):

•

the recipient’s employment with the Company terminates for any reason other than an involuntary termination without cause (as defined in the LTIP), death or disability (as defined in the LTIP) or following a change of control (as defined in the LTIP), or

•

the Board of Directors of the Company (the “Board”) determines that the recipient engaged in intentional conduct that caused or substantially caused the Company to restate the Company’s financial statements as filed with the Securities and Exchange Commission.

•

In the event of an involuntary termination of employment by the Company without cause, death, or disability, a pro rata portion of all of the RSUs will vest, and the shares underlying such RSUs will be automatically issued and delivered on the termination date. Upon a change in control, all of the RSUs will vest, and the shares underlying such RSUs will be automatically issued and delivered on the earlier of termination of employment or the final vesting date (February 1, 2013).

•

In the event the Board determines that the recipient engaged in intentional conduct during the period from February 1, 2013 through January 31, 2015 and such conduct caused or substantially caused the Company to restate the Company’s financial statements, then the recipient is required to pay to the Company the amount equal to the difference of the value of the shares as awarded on February 1, 2013 less any personal income taxes paid thereon.

•

If any amount under the RSU is payable as a result of “separation from service” at such time as the recipient is a “specified employee” (as such terms are defined in Section 409A of the Internal Revenue Code of 1986, as amended) and such amount is subject to Section 409A, then no payment shall be made, except as otherwise permitted under Section 409A, prior to the first day of the seventh calendar month beginning after separation from service.

The foregoing is only a summary of the RSU Agreement and is qualified in its entirety by reference to a form of RSU Agreement, which is included as Exhibit 10(a) to this Current Report on Form 8-K and incorporated herein by reference.

Organizational Changes

On February 16, 2011, the Company announced the following changes in the responsibilities of certain executive officers, including Franklin D. Wicks, Managing Director-U.S & Canada and President, Research Essentials and Specialties, and David A. Smoller, President, Research Biotech:

•

Franklin D. Wicks has been appointed President Research, and will assume responsibility for the entire portfolio of Research products, including those in Research Essentials, Research Specialties and Research Biotech. This newly combined Research strategic business unit will be responsible for product development and R&D; strategic marketing and branding; and global sourcing and operations strategies.

Dr. Wicks has been President of the Research Essentials and Specialties units of the Company since January 2009 and has also been Managing Director-U.S & Canada since January 2010. Previously, he served as President of the SAFC unit of the Company for more than five years.

•

David A. Smoller, formerly President Research Biotech, has been appointed Chief Scientific Officer reporting to Dr. Wicks. In this new role, Dr. Smoller will be responsible for developing a global R&D strategy and footprint for all research and development initiatives as well as managing the Company’s intellectual property portfolio and licensing activity. He will continue to be responsible for developing and commercializing innovative products in emerging technologies of Biology.

Dr. Smoller has been President of the Research Biotech unit of the Company since July 2007. He served as Vice President Research & Development of the Company from June 2004 to June 2007. He served as Vice President of EMG Biosciences from August 2003 until June 2004.

No changes were made to the compensation arrangements with Dr. Wicks and Dr. Smoller in connection with the organizational changes described in this Item 5.02.

Item 7.01 Regulation FD Disclosure.

A copy of the February 16, 2011 press release announcing the organizational changes as described in Item 5.02 of this Form 8-K is furnished herewith as Exhibit 99(a).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2011

SIGMA-ALDRICH CORPORATION

By:	/s/ George L. Miller
George L. Miller
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10(a)	Form of Restricted Stock Unit Agreement Under the 2003 Long-Term Incentive Plan as Amended.

10(b)	2003 Long-Term Incentive Plan, as amended and restated — Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed March 14, 2006, Commission File Number 0-8135.

99(a)	Sigma-Aldrich Corporation press release dated February 16, 2011.